LEASE AGREEMENT








                SHEPHERD MALL PARTNERS, L.L.C.,

                            LANDLORD


                              and



                     AMERICA ONLINE, INC.,

                             TENANT



                              for







                     Street Address: 1000 Shepherd Mall
                        Oklahoma City, Oklahoma 73107


                       TABLE OF CONTENTS


Section Number and Caption                                              Page

1.  Definitions                                                            1
2.  Lease of the Premises                                                  3
3.  Landlord's Renovation Program and the Initial Tenant Improvements.     3
4.  Base Rent.                                                             5
5.  Operating Expenses.                                                    5
6.  Use.                                                                   8
7.  Utilities.                                                             9
8.  Landlord's Services and Maintenance.                                   9
9.  Landlord's Right of Entry.                                            11
10. Common Areas; Parking.                                                11
11. Signs.                                                                11
12. Alterations.                                                          12
13. Fixtures and Equipment.                                               12
14. Indemnification.                                                      15
15. Insurance.                                                            15
16. Casualty Loss.                                                        16
17. Assignment and Subletting.                                            17
18. Subordination; Attornment; Non-Disturbance.                           17
19. Tenant's Defaults                                                     18
20. Landlord's Defaults.                                                  18
21. Condemnation                                                          19
22. Recording                                                             20
23. Consent or Approval                                                   20
24. Holding Over                                                          20
25. Surrender of Premises                                                 20
26. Notices                                                               20
27. Estoppel Certificates                                                 21
28. Rules and Regulations                                                 21
29. Intentionally deleted                                                 22
30. Lender's Approval.                                                    22
31. Tenant's Right of First Refusal.                                      22
32. Competitors.                                                          22
33. Waiver of Distraint.                                                  22
34. Quiet Enjoyment.                                                      23
35. Brokerage.                                                            23
36. Environmental Requirements.                                           23
37. ADA Requirements.                                                     24
38. Option to Expand and Option to Renew                                  25
39. Miscellaneous.                                                        27

Exhibit 1 (Final Base Rent)
Exhibit 2 (Temporary Space Letter Agreement)
Exhibit A (Site Plan)
Exhibit B (Workletter)
Exhibit C (Project Legal Description)
Exhibit D (Landlord's Renovation Program)
Exhibit E (Parking)
Exhibit F (Lighting for Parking Lot)
Exhibit G (Electricity Requirements for Premises)
Exhibit H (HVAC Requirements for Premises)
Exhibit I (Janitorial Requirements for Premises)
Exhibit J (Rules and Regulations)
Exhibit K (Non-Disturbance Agreement)

                        LEASE AGREEMENT


           THIS LEASE AGREEMENT (this "Lease") is made this 20TH day of February, 1996 (the "Effective Date"), by and between Shepherd Mall Partners L.L.C., an Oklahoma limited liability company, whose address is 1000 Shepherd Mall, Oklahoma City, Oklahoma, 73107 ("Landlord"), and AMERICA ONLINE, INC., a Delaware corporation, whose address is 8619 Westwood Center Drive, Vienna, Virginia 22182 ("Tenant").

           In consideration of the promises in the Lease, Landlord and Tenant agree as follows:


1.        Definitions.

          Certain terms in this Lease are defined below:

          A.         Base Rent:

           (a) The parties agree that the rental rate per square foot for the Premises shall be in the range of nine dollars ($9.00) to ten dollars (10.00) per rentable square foot, calculated based upon an "Estimated Cost" for the Tenant Improvement Work being from sixteen dollars ($16.00) per square foot to twenty-two dollars ($22.00) per square foot for hard costs and Tenant's Architectural and Engineering design fees, which is based upon: (1) the Landlord, at its sole cost and expense and not as part of the Estimated Cost, performing the Landlord's Renovation Program, hereinafter defined and as set forth in Exhibit D; (2) the Landlord performing the Initial Tenant Improvement Work, as hereinafter defined, in the Premises, and as set forth in Exhibit B, the Workletter (as hereinafter defined); and, (3) the Landlord providing systems for the Premises which meet the Electricity Requirements for the Premises, as hereinafter defined and as set forth in Exhibit G, and the HVAC Requirements for the Premises, as hereinafter defined and as set forth in Exhibit H. The parties acknowledge that the Workletter contains outline and performance specifications and that the design for the Tenant Improvement Work will be finalized expeditiously by the Landlord's Architect based upon these requirements (and the space layout and design intent drawings which will be expeditiously provided by Tenant's Architect to Landlord) and said finalized design shall be subject to Tenant's Architect's review and approval (the "Final Design"), that the Landlord's Architect and the Tenant's Architect shall cooperate in the finalization of the design, and that the Landlord, at its cost, shall provide pricing and value engineering to facilitate the finalization of the design and the selection of systems for the Tenant Improvement Work at a cost within the Estimated Cost. The cumulative drawings that are approved by Tenant's Architect collectively shall be deemed to be the Final Design for the Initial Tenant Improvements. The final Base Rent Rental Rate shall be determined based upon the final cost for the Final Design for the Initial Tenant Improvements (the fair market cost for the Landlord's Renovation Program shall be deducted from the total cost of the Tenant Improvement Work to the extent that items included in the Landlord's Renovation Program are upgraded by the design details and requirements for the Tenant Improvement Work, for example, the cost of Landlord's standard HVAC system that would be provided as part of the Landlord's Renovation Program shall be deducted from the cost of the HVAC system specified in the Final Design for the Tenant Improvement Work). The parties shall execute an amendment to this Lease setting forth the final Base Rent (in the format set forth in Exhibit 1) when (i) the final cost for the Final Design for the Initial Tenant Improvement has been determined and (ii) the Base Rent has been adjusted pursuant to subparagraph (c) below.

           (b) The Landlord agrees that, excepting adjustments to Base Rent pursuant to subparagraph (c) below, that the rental rate per square foot for the Premises shall not exceed ten dollars (10.00) per rentable square foot for the Landlord to complete the Tenant Improvement Work based upon the design and requirements set forth in Exhibits B, G and H.

          (c) Adjustment to Base Rent: After the execution of this Lease, in the event that Tenant makes changes in the Final Design for the Initial
Tenant Improvements, the cost of such changes not to exceed Two Hundred Thousand and No/100 Dollars ($200,000), then the Base Rent shall be as follows: the amount of said changes shall be amortized over the Term of this Lease at 12% annual interest and the monthly amount of said amortized payment shall be added to the Base Rent, and the parties shall execute an amendment to this Lease setting forth said adjusted Base Rent.

          B. Building: The building in which the Premises are located, known as "Building A" of the Shepherd Mall.

          C. Common Areas: "Common Areas" means all areas within the Project which Landlord makes available to tenants and their invitees for their general use, convenience and benefit, including parking areas, drive-ways, walkways, landscaped or planted areas, lighting facilities, service areas, loading and unloading areas, lobbies, and common hallways. Landlord may not make any changes to the Common Areas which materially and adversely affect Tenant's use and occupancy of the Premises or which materially increase Operating Expenses (as defined in Section 5 of this Lease).

          D.        Lease Commencement Date:  The Effective Date of this Lease.

          E.        Lease Year:  The first "Lease Year" shall begin on the Rent
Commencement  Date.   If the Rent Commencement Date is the  first  day  of  a
month, the first Lease Year will end twelve (12) full calendar months after the Rent Commencement Date. If the Rent Commencement Date is a day other than the first day of a month, the first Lease Year will end on the last day of the month in which the first anniversary of the Rent Commencement Date
occurs.   Each  subsequent Lease Year shall commence on the  day  immediately following the last day of the preceding Lease Year, and shall continue for a period of twelve (12) full calendar months.

          F. Premises: The space outlined in red on Exhibit A, which contains approximately 65,000 rentable square feet on the first floor in the Building. Upon completion of construction of the Initial Tenant Improvements, Crandall & Associates shall measure the Premises in accordance with BOMA standards and any revision to the amount of the square footage of the Premises and any resulting adjustment to Base Rent shall be set forth in a Lease amendment signed by the parties.

          G. Project: The Shepherd Mall, located at N.W. 23d Street & Villa Avenue, Oklahoma City, Oklahoma, 73107, which contains approximately 640,000 rentable square feet, as determined by Crandall & Associates in accordance with BOMA standards, with 4,100 parking spaces, and located on 49.66 acres. The Project is shown on the site plan attached as Exhibit A. The Building and Premises are located in the Project. The legal description of the Project is set forth in Exhibit C. The area of the Project north of the location of the management office is intended to be for office or service tenants, whereas the area of the Project south thereof is generally intended to be for retail tenants, both areas being designated on Exhibit A.

          H. Rent Commencement Date: The Rent Commencement Date shall be May 5, 1996, provided that the Landlord's Renovation Program and the Tenant Improvements are substantially completed by May 1, 1996, and further provided that the Premises have been sufficiently completed such that Tenant has been able to commence its Pre-Occupancy Work by April 15, 1996 and has been able to complete said work such that Tenant will be able to fully commence its operations by May 5, 1996. Tenant shall not be obligated to pay Base Rent or additional rent under this Lease for any period of time that Tenant occupies the Premises prior to the Rent Commencement Date. The Rent Commencement Date shall be extended by one day for each day that Tenant is unable to commence its operations on or after May 5, 1996, provided such delay is not caused solely by Tenant.

          I.         Tenant's Proportionate Share of the Project:   Tenant's
Proportionate Share of the Project is 10.15%, which equals the percentage that the number of rentable square feet in the Premises bears to the number of rentable square feet in the Project. Tenant's Proportionate Share of the Project shall be adjusted in accordance with the measurements of the Premises and Project as provided above, and such adjusted amount shall be set forth in an amendment to the Lease signed by the parties. If the number of rentable square feet in the Project changes, Tenant's Proportionate Share of the Project will be adjusted accordingly.

          J. Term: The period that begins on the Lease Commencement Date and ends ten (10) Lease Years after the Rent Commencement Date, unless sooner terminated pursuant to this Lease or unless renewed in accordance with Tenant's options to renew as set forth in Paragraph 38 hereof.

           K. Temporary Space: Landlord shall provide to Tenant temporary space in accordance with that certain letter agreement, Exhibit 2 hereto. Landlord shall not charge Tenant any rent or other charges for the use of the temporary space.


2.        Lease of the Premises.

           Landlord leases to Tenant and Tenant leases from Landlord the Premises for the Term.


3.        Landlord's Renovation Program and the Initial Tenant Improvements.

     (a)  Landlord's Renovation Program:

           A. Landlord, at its cost, will renovate the Building in accordance with the renovation program set forth in Exhibit D. Landlord shall complete the renovation program for the first and second floors of the Building prior to the Scheduled Tenant Improvements Completion Date as defined below. In no event shall Landlord permit construction of tenant improvement in or for the second floor of the Building so as to interfere with Tenant's use and occupancy of the first floor or to cause excessive noise or dust in the first floor.

           B. Landlord, at its cost, will perform the parking lot work as designated on Exhibit E.

     (b)  Initial Tenant Improvements:

            A.     Landlord,  at  its  cost,  shall  construct  the   initial
improvements to the Premises (the "Initial Tenant Improvements") in accordance with Exhibit B (the "Workletter"). The Initial Tenant Improvements shall be constructed in compliance with all applicable laws, including the Americans with Disabilities Act (the "ADA"). The Initial Tenant Improvements shall be "substantially completed" (as defined below) by May 1, 1996, (the "Scheduled Tenant Improvements Completion Date"). The term "substantially completed" means that the Initial Tenant Improvements have been completed and a Certificate of Occupancy (or a Temporary Certificate of Occupancy which permits Tenant to fully occupy and conduct business in the Premises) has been obtained for the Premises such that the Premises can be occupied and used by Tenant, except for minor punchlist items, which shall be expeditiously completed. Landlord shall be responsible for obtaining all permits for the construction of the Initial Tenant Improvements and for obtaining the Certificate of Occupancy for the Premises.

          B. Tenant shall have the right of access to the Premises at least thirty (30) days prior to the Scheduled Tenant Improvements Completion Date to preform certain pre-occupancy work, including the installation of Tenant's telephone switches and lines, computer lines, electrical lines, furniture, fixtures and any other equipment and wiring which Tenant determines requires early installation (the "Pre-Occupancy Work"). Landlord shall fully accommodate and facilitate Tenant's Pre-Occupancy Work in the Premises. In addition, Landlord's construction contracts for the Initial Tenant Improvements shall include a provision requiring Landlord and the contractor to fully accommodate and facilitate Tenant's Pre-Occupancy Work in the Premises. Tenant shall perform the Pre-Occupancy Work in a manner which will not interfere with Landlord's construction of the Initial Tenant Improvements. Landlord shall not be responsible for performing or paying for the Pre-Occupancy Work to be performed by Tenant.

           C. Landlord shall give Tenant notice at any time prior to the Scheduled Tenant Improvements Completion Date that it has not completed any stage of the Initial Tenant Improvements in compliance with Landlord's schedule for construction of the Initial Tenant Improvements or Landlord receives information from its contractors or subcontractors (or that Landlord otherwise has reason to believe) that the Initial Tenant Improvements will not be completed on or before the Scheduled Tenant Improvements Completion Date. Such notice shall state the reason for the expected delay in order to facilitate Tenant's exercise of its right to accelerate substantial completion of the Initial Tenant Improvements as described in the following sentences of this subsection C. If Tenant determines, either by notice from Landlord or in Tenant's discretion, that the Initial Tenant Improvements will not be substantially completed by the Scheduled Tenant Improvements Completion Date, Tenant shall have the right, but not the obligation, to pay Landlord's contractors or subcontractors or suppliers (or any third party contractors, subcontractors or suppliers) to accelerate the delivery of equipment, materials and the completion of the Initial Tenant Improvements so as to cause the Initial Tenant Improvements to be substantially completed on or before the Scheduled Tenant Improvements Completion Date. Tenant shall notify Landlord of its intention to make such payments to accelerate the completion of the Initial Tenant Improvements, and Landlord shall cooperate in facilitating such payments and acceleration. If Tenant chooses to accelerate completion of the Initial Tenant Improvements because of a delay pursuant to this subsection C, Landlord shall reimburse Tenant within forty-five (45) business days after Tenant submits to Landlord invoices and other written evidence of the cost incurred by Tenant to accelerate completion of the Initial Tenant Improvements.

           D. Notwithstanding the foregoing, if Tenant wishes to occupy the Premises before the Scheduled Tenant Improvements Completion Date and there is no delay of the Scheduled Tenant Improvements Completion Date that is due to the fault of Landlord, Landlord's contractor, subcontractor or suppliers, then Tenant shall have the right, but not the obligation, to accelerate said date in the manner described in Section 3.C at Tenant's cost.

           E. If the Initial Tenant Improvements are not substantially completed on or before the Scheduled Tenant Improvements Completion Date (and such failure to substantially complete the Premises is not due primarily to the fault of Tenant or due to force majeure, as hereafter defined), then Tenant shall have the right to abate two (2) days' Base Rent and additional rent under this Lease for each day of delay. If the Initial Tenant Improvements will not be or are not completed on or before the sixtieth
(60th) day after the Scheduled Tenant Improvements Completion Date (and such failure to complete the Premises is not due primarily to the fault of Tenant or due to force majeure, which shall mean acts of God, unusual inclement weather, general labor strikes, or governmental action other than based upon permits or licenses), then Tenant also shall have the right to terminate this Lease upon notice given to Landlord.

4.        Base Rent.

           Commencing on the Rent Commencement Date, Tenant shall pay to Landlord Base Rent in monthly installments as set forth in Section 1.A. All monthly installments of Base Rent shall be payable in advance on the first day of each month, except that the first payment of the Term shall be due on the Rent Commencement Date. If the Rent Commencement Date is not the first day of a month, the Base Rent for that month shall be prorated. All Base Rent and additional rent shall be payable at Landlord's address above or at such other place as Landlord designates in writing. Tenant shall pay Landlord a late charge of three percent (3%) of the monthly Base Rent if Tenant fails to pay its monthly installment of Base Rent within ten (10) business days after receipt of notice from Landlord.


5.        Operating Expenses.

          A. Commencing on the Rent Commencement Date and continuing for the remainder of the Term, Tenant shall pay to Landlord Tenant's Proportionate Share of "Operating Expenses" for the Project (as hereafter defined) and Tenant's entire share of "Operating Expenses" for the Premises, together with monthly installments of Base Rent. The term "Operating Expenses" for the Project means all costs paid by Landlord during each calendar year with respect to the operation, management, maintenance, security, and repair of the Common Areas (excluding the premises of any and all other tenants), including real estate taxes on the Project, insurance for the Project, utilities for the Common Areas, snow removal, trash collection for the Common Areas, and landscaping. Landlord shall not charge an administrative fee for its management for the Project, however, Operating Expenses shall include Landlord's on-site management employees. In addition, Tenant shall pay the following "Operating Expenses" for the Premises:

          (1) the reasonable cost of electrical lighting for the parking lot area designated on Exhibit F during the hours of 10:00 p.m. to 6:00 a.m., provided however, that the cost of such lighting shall be shared on a proportionate basis with any other tenant using said parking area during this period;

           (2) notwithstanding the foregoing, Tenant shall pay for utilities for the Premises as provided in Section 7 below;

           (3) notwithstanding the foregoing, Tenant shall pay 100% of the reasonable costs of necessary repairs, service and maintenance for the completed Tenant Improvement Work exclusively in Tenant's Premises (unless said work is due to due to the fault of Landlord or its employees), except to the extent that such costs are covered by warranties (which Landlord shall diligently pursue) and except to the extent said costs are paid as part of Common Area Operating Expenses (e.g. sprinkler maintenance and service) or are performed by Landlord's employees whose salaries are paid as part of Operating Expenses. Landlord shall provide Tenant with an itemized statement of said costs, together with supporting invoices if requested by Tenant, and Tenant shall reimburse Landlord within thirty (30) days of Tenant's receipt of said statement;

           (4) notwithstanding the foregoing, Tenant shall pay 100% of the reasonable costs of cleaning and janitorial services (such services to be provided by Landlord) for Tenant's Premises, except to the extent said costs are paid as part of Common Area Operating Expenses. In addition, at any time during the Term of the Lease, and upon adequate notice, Tenant shall have the right to elect to provide its own expense its own cleaning and janitorial services for the Premises in lieu of such service being provided by Landlord. Tenant shall provide notice to Landlord so that Landlord may give the requisite notice of termination to its service.

          B. The following items shall be excluded from Operating Expenses for the Project and Operating Expenses for the Premises:

               (1) Any expense which under generally accepted accounting principles is properly classified as a capital expenditure;

               (2) Depreciation of the Building or the equipment serving the Building;

               (3) Interest and principal payments on mortgages and other debt costs;

               (4) Expenses resulting from the negligence or willful misconduct of Landlord, its agents, contractors or employees;

               (5) Legal fees, leasing commissions and advertising expenses;

               (6) Costs for which Landlord is reimbursed by its insurance carrier or any other party;

               (7)       Any reserves for bad debts or rent loss;

               (8) The cost of any services or benefits provided to other tenants in the Project which are not provided to Tenant;

               (9) Salaries or other compensation for any employee who does not devote all of such person's time to the Project;

               (10) Salaries or other compensation for any person above the level of the Building or Project manager;

               (11)      Ground rent;

               (12) Fees for services rendered with respect to the Project by entities controlled by or under common control with Landlord to the extent that such fees exceed the market rate payable for such services if rendered by unrelated third parties;

               (13)      Fines, penalties, late payment charges and interest;

               (14) Costs of repairs or replacements caused by the exercise of any condemnation rights by any public or quasi-public authority to the extent that Landlord receives compensation for same from the condemning authority;

               (15) Inheritance, estate, succession, transfer, gift, franchise, special tax assessments, excess profit taxes, corporation income or profit tax or capital levy payable by Landlord or similar taxes on Landlord's business;

               (16) Any rent paid for Landlord's on-site management or leasing office, or any other offices or spaces of Landlord or any related entity;

               (17) Charges for utilities for other tenant space in the Building, and costs for the repair, servicing and maintenance of the premises, including HVAC systems, of any other tenant in the Project;

               (18) Any costs associated with any concession granted to other tenants in the Project (e.g., moving expenses);

               (19) All payments related to the sale, financing, or leasing of the Building or the Project;

               (20) The cost of any work performed to prepare a tenant's space for occupancy;

               (21) The cost of installing, operating and maintaining any specialty service, such as an observatory, broadcasting facility, luncheon club, retail store, health club, sundry shop, newsstand, or concession;

               (22)      Costs related to the lease or purchase of art;

               (23) Costs arising from the presence within the Project of "Hazardous Materials" (as defined in Section 36);

               (24)      Charitable or political contributions;

               (25) Increased property or ad valorem taxes due to the sale of the Project, or part thereof, or the construction of new or replacement structures on the Project; and

                (26) Cost of installation, service, maintenance and repair of the elevators located, constructed or installed in the Building.
                (27) Assessments for public improvements relating to the construction, installation or improvement of a electrical, gas, or sewer system and/or sewage treatment plant whether or not such assessments are measured by the amount of electrical, gas or water consumed by Tenant in the Premises, unless said amount is amortized over at least a 10 year period and Tenant shall then only be liable annually for the amortized amount for each remaining Lease Year of the Term.

          C. Landlord shall annually notify Tenant of Landlord's good faith estimate of Tenant's Proportionate Share of Operating Expenses for each calendar year, and Tenant shall pay such amount in equal monthly installments in advance on the first day of each of the twelve (12) months after the date of such notice, the first such monthly installment to be due on the Rent Commencement Date. If the Rent Commencement Date is a date other than the first day of a month, Tenant's Proportionate Share of Operating Expenses for that month shall be prorated. Within ninety (90) days after the end of each calendar year, Landlord shall submit to Tenant a statement showing the actual Tenant's Proportionate Share of Operating Expenses for the prior calendar year, the amount paid by Tenant, and the balance due or overpayment. The balance due shall be paid by Tenant to Landlord, or the overpayment shall be paid by Landlord to Tenant, without interest, within thirty (30) days after the date of the statement.

          D.        Landlord shall keep a full and accurate set of books and
records substantiating  the Operating Expenses for each calendar year.   These
books shall be kept in accordance with generally accepted accounting principles and shall be retained by Landlord for a period of at least three (3) years
following  the  end  of  the  calendar year  to  which  they  pertain.   Upon
reasonable  prior written notice, Tenant shall have the right to  inspect  or
audit   Landlord's  records  regarding  Operating  Expenses  at  a   mutually
convenient place and time. If this audit reveals that Tenant's Proportionate Share of Operating Expenses is less than those paid by Tenant, Landlord shall refund the overpayment immediately, failing which Tenant may deduct the overpayment against its next installment of rent. If this audit reveals that Tenant has paid less than is due, Tenant shall remit the amount due within thirty (30) days. Landlord shall reimburse Tenant for the cost of Tenant's audit if the audit reveals that Tenant has overpaid by more than five percent (5%).


6.        Use.

           Tenant  may  use the Premises for any lawful office  purpose.   In
addition, Tenant may use the Premises for any other such lawful purpose (including retail use) to which Landlord consents, which consent shall not be unreasonably withheld, conditioned, or delayed. Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week.


7.        Utilities.

           A. Tenant shall pay for its electricity and gas consumption used by it in the Premises, which electrical and gas shall be separately metered (Landlord hereby agreeing to install said meters at its sole cost) to measure Tenant's actual consumption. Tenant shall make such payments directly to the utility companies. Landlord shall pay all construction charges arising out of, connected with or attributable to any fire sprinkler or other sprinkler system, or any other life safety system for the Project.

           B. Tenant shall have the sole right to apply for, claim and receive any rebate, reimbursement, credit, or payment from any utility company providing service to the Premises resulting from the installation of energy saving equipment in or on the Premises.


8.        Landlord's Services and Maintenance.

          A. Landlord shall provide the following services to and maintenance of the Project, the Building and the Premises:

                (1) electricity to the Premises available twenty-four (24) hours a day, seven (7) days a week (including holidays) in amounts specified on Exhibit G;

               (2) heating, air-conditioning and ventilation to the Premises available twenty-four (24) hours a day, seven (7) days a week, including holidays, in the amounts specified on Exhibit H;

                (3) sanitary sewer service in common with other tenants into the applicable utility's lines and mains;

                (4) domestic water in common with other tenants from the applicable utility's mains for drinking, lavatory and toilet purposes;

                (5) adequate supplies for toilet rooms located in public areas of the Building;

                (6) cleaning and janitorial services for the Project, provided however, that Landlord shall provide cleaning and janitorial services for the Premises in accordance with the requirements and standards set forth in Exhibit I attached to this Lease (the contract with such service shall include a right of termination for convenience);

                (7) all electric bulbs and fluorescent tubes in building standard light fixtures in the public areas of the Building and the Project, including parking lot illumination;

                (8) a reasonable number of keys for the Premises and access control cards for the Building, if applicable, at no cost to Tenant; but all additional keys and access control cards, including replacements for lost keys and access control cards, shall be issued only upon the payment of a reasonable cost for each additional key and access control card;

                (9) access to the Building and the Premises twenty-four (24) hours per day, three hundred sixty-five (365) days per year, including holidays, subject to the operation of the after-hours Building access control system;

               (10)  extermination and pest control, when necessary;

               (11) Landlord shall (i) keep the Common Areas clean, and free of snow and ice, (ii) maintain all Common Areas, including landscaped areas, parking areas, outdoor lights, and lobbies and provide adequate security for such areas; (iii) maintain all life safety systems in the Project, including sprinklers, (iv) maintain the roofs, structural components and exteriors of Building and of the Project, and (v) maintain all systems serving the Premises, including the plumbing, electrical, and heating, ventilating and air-conditioning systems; and

                (12) Fiber optic cable connection to the current locations in the Project, to the extent such service is adequate, otherwise to the street connection.

          B. The foregoing services and maintenance obligations shall include making all repairs and replacements and performing all maintenance necessary to keep the Project, the Building and the Premises in a first class condition at all times during the Term. Landlord shall operate and manage the Project in a first class manner.

          C. If (i) any of the foregoing services are interrupted or if Landlord fails to perform its maintenance, repair or replacement responsibilities for any reason (not caused by Tenant's negligence or willful misconduct) within three (3) days after notice from Tenant, and (ii) as a result of this interruption or failure, all or a portion of the Premises cannot be used by Tenant for its business, then, starting with the fourth (4th)
day after Tenant's notice and continuing until the service is restored by Landlord or the maintenance, repair or replacement is made by Landlord, and the Premises are usable for Tenant to conduct its business therein, Base
Rent and additional rent under this Lease shall abate in accordance with the
following provisions.   If  twenty-five  percent (25%)  or  more  of  the
Premises is unusable, then all Base Rent and additional rent shall abate. If less than twenty-five percent (25%) of the Premises is unusable, then Base Rent and additional rent shall abate by the percentage that the number of rentable square feet that is unusable bears to the total number of rentable square feet in the Premises. In addition, if twenty-five percent (25%) or more of the Premises is unusable and the service is not restored by Landlord or maintenance, repair or replacement is not made by Landlord within thirty (30) days after Tenant's notice, Tenant may terminate this Lease upon notice to Landlord, and, if the interruption or the failure was caused by Landlord's breach of its obligations under this Agreement or by the negligence or willful misconduct of Landlord, its employees or agents, then, in addition to terminating this Lease, Tenant shall be entitled to recover from Landlord all losses and damages Tenant has suffered as a result of this early termination of this Lease.

          D. In addition to the rent abatement provided in subsection C above, if Landlord fails to perform its maintenance obligations or to make a repair or replacement that is Landlord's responsibility, Tenant may perform
such maintenance   or  make  the  repair  or  replacement  under   the
following circumstances.  In an emergency, Tenant may perform the maintenance
or make the  repair  or  replacement  without  notice  to  Landlord.   In  all
other circumstances, Tenant may perform the maintenance or make the repair or replacement only after expiration of the default and cure period provided in
Section 20.A. If Tenant performs Landlord's maintenance obligations or makes a repair or replacement in accordance with this subsection, Landlord shall reimburse Tenant for all amounts spent by Tenant performing such maintenance or in making the repair or replacement, failing which Tenant may deduct the amounts spent against rent due hereunder.

           E. The Tenant agrees that it shall not cause damage to the Premises beyond normal wear and tear from its use of the Premises.

9.        Landlord's Right of Entry.

           Upon twenty-four (24) hours' notice to Tenant (except in an emergency when no notice shall be required), Landlord and its agents may enter the Premises at reasonable hours to make repairs, replacements or alterations to the Premises that Landlord is required to make pursuant to this Lease or to exhibit the Premises at reasonable hours within nine (9) months prior to the termination of the Term.


10.       Common Areas; Parking.

          A. Landlord grants to Tenant, its employees and customers, the right, in common with other tenants in the Project, their employees and customers, to use the Common Areas during the Term.

          B.        Landlord shall provide parking for Tenant's use as provided
in Exhibit E.   Landlord shall provide Tenant with a minimum  of 1000  parking spaces. Landlord shall not reconfigure or alter Tenant's parking area so as to affect or change Tenant's parking rights under this Lease.

           C. In the event that circumstances arise within the Project with the effect that 1000 parking stalls are not available on a regular and consistent basis in the area designated on Exhibit E, then Tenant shall notify Landlord and Landlord, at its cost and expense, shall take such steps as may be necessary to ensure that the 1000 designated parking stalls as designated on Exhibit E are available for Tenant's employees and visitors on an exclusive basis.

11.       Signs.

           Tenant shall be allowed signage on its entrance door(s) and directory signage in accordance with applicable ordinances. Tenant, at its cost, shall have the right to install a sign exhibiting Tenant's logo on the exterior of the Building that complies with Landlord's signage criteria for the Project and with all applicable ordinances. Tenant shall be entitled to install signage comparable to that which Landlord permits other tenants of the Building to install, including monument signage.


12.       Alterations.

           Notwithstanding anything to the contrary in this Lease, Tenant may make any alterations to the interior of the Premises that it deems appropriate, provided such alterations comply with all applicable building codes, regulations and laws and do not harm the structure of the Building or the electrical, plumbing, heating or air conditioning facilities in the
Building. Tenant may not make any alterations to the exterior of the Premises or the structure of the Building without Landlord's consent. In the event that a mechanics lien is filed on the Project for payment for work done or materials supplied for any alteration for which Tenant is responsible, then Tenant shall bond off such lien within thirty (30) days of Tenant being notified of such lien.


13.       Fixtures and Equipment.

          A. Tenant, at its cost, may erect such shelves, bins, machinery, equipment, cabling and trade fixtures (collectively "Trade Fixtures") in the Premises as it deems appropriate. Regardless of how they are attached to the Premises, all Trade Fixtures shall remain Tenant's property. Tenant may remove its Trade Fixtures at any time prior to expiration of the Term, provided that Tenant repairs any damage to the Premises occasioned by the removal.

          B. Tenant may install and maintain, in locations in the Premises, in and on the Building (including on the roof) and on the Project adjacent to the Building, that are reasonably acceptable to Landlord and
Tenant, satellite   dishes,   antennae  and  other  communications   equipment
(the "Communications Equipment"), subject to the following conditions:

          C. Tenant, at its cost, shall procure all necessary governmental permits and licenses for the installation, maintenance and/or use of the Communications Equipment, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies and all orders, rules and regulations of any public authority, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Communications Equipment or arising out of Tenant's use or manner of use thereof.

          D. Tenant shall promptly pay and discharge all out-of-pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance and operation of the Communications Equipment.

               (1) Installation of the Communications Equipment shall be at Tenant's expense. Tenant shall obtain Landlord's prior consent as to the location of the Communication Equipment and the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval. Tenant shall not disturb the roof membrane or make any other penetration on the roof or the exterior facade of the Building.

               (2) Tenant, at its cost, shall maintain the Communications Equipment in a clean and safe manner throughout the entire Lease Term, and shall comply with all applicable laws, ordinances, regulations and insurance requirements. In addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance or operation of the Communications Equipment or any replacements thereof shall be at Tenant's sole cost. Upon expiration or termination of this Lease, Tenant promptly shall remove the Communications Equipment and any wiring or accessories associated with the Communications Equipment and shall repair any damage to the Building caused by the installation or removal of the Communications Equipment and related equipment, all at its cost.

               (3) Tenant, at its cost, shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Communications Equipment and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the Communications Equipment, except that which is caused by the negligence or willful misconduct of Landlord or its agents or by the failure of Landlord to observe any of the terms and conditions of this Lease.

          E. Tenant may install, operate and maintain an auxiliary generator (the "Generator") to service Tenant's electric power needs in the Premises, subject to the following conditions:

               (1) If the Generator is not entirely situated within the Premises, then the location of the Generator shall be subject to Landlord's reasonable approval, and shall be screened from view in a manner and with materials reasonably acceptable to Landlord. If such location is on the roof of the Building, Tenant shall not disturb the roof membrane or make any other penetration on the roof or the exterior facade of the Building.

               (2) Tenant, at its cost, shall procure all necessary governmental permits and licenses for the installation, maintenance and/or use of the Generator, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Generator or arising out of Tenant's use or manner of use thereof.

               (3) Tenant shall promptly pay all out-of-pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance, operation and removal of the Generator.

               (4) All plans and specifications concerning the installation of the Generator shall be subject to Landlord's prior written approval.

               (5) Tenant, at its cost, shall maintain the Generator in a clean and safe manner and shall comply with all applicable laws, ordinances, regulations and insurance companies. In addition, all repairs to the
Building   made   necessary  by  reason  of  the  furnishing,   installation,
maintenance, operation or removal of the Generator or any replacements thereof shall be at Tenant's cost. Upon expiration or termination of this Lease, Tenant shall remove promptly the Generator and any wiring or accessories associated with the Generator and shall repair promptly any damage to the Building or the Project caused by the installation or removal of the Generator and related equipment, all at its cost.

               (6) Tenant shall, at its cost, maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Generator and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the Generator, except that which is caused by the negligence or willful misconduct of Landlord or its agents or by the failure of Landlord to observe any of the terms and conditions of this Lease.

          F. Tenant may install, operate and maintain supplemental HVAC units (the "HVAC Equipment"), subject to the following conditions:

               (1) Tenant, at its cost, shall procure all necessary governmental permits and licenses for the installation, maintenance or use of the HVAC Equipment, and shall at all times comply with all requirements of laws, ordinances and rules of all public authorities and insurance companies, which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the HVAC Equipment or arising out of Tenant's use or manner of use thereof.

               (2) Tenant shall promptly pay and discharge all out-of-pocket costs and expenses incidental to and/or connected with the furnishing, installation, maintenance and operation of the HVAC Equipment.

               (3) Installation of the HVAC Equipment shall be at Tenant's expense. Tenant shall obtain Landlord's prior consent as to the locations of the HVAC Equipment and the manner in which such installation work is to be done. All plans and specifications concerning such installation shall be subject to Landlord's prior written approval.

               (4) Tenant, at its cost, shall maintain the HVAC Equipment in a clean and safe manner throughout the Term, and shall comply with all
applicable laws,  ordinances,  regulations and insurance companies.   In
addition, all repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the HVAC
Equipment or any replacements  thereof  shall be at Tenant's sole cost.   Upon
expiration or termination of this Lease, Tenant will promptly remove the HVAC Equipment and any wiring, conduit or accessories associated with the HVAC Equipment and shall promptly repair any damage to the Building or the Project caused by the installation or removal of the HVAC Equipment and related equipment, all at its cost.

               (5) Tenant, at its cost, shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the HVAC Equipment and shall provide Landlord with evidence of such insurance prior to installation. Landlord shall have no liability on account of any damage to or interference with the operation of the HVAC Equipment, except that which is caused by the negligence or willful misconduct of Landlord or its Agents or by the failure of Landlord to observe any of the terms and conditions of the Lease.

               (6) Tenant, at its cost, shall cause the utilities used by the HVAC Equipment to be separately metered and shall pay for such utilities.

          G. Tenant may install, maintain and remove fiber cabling and other telecommunications wiring in, to and from the Premises (including within the plenum above the drop ceiling).

           H. Tenant shall have the right to install an automatic teller machine in the Premises for the exclusive use of its employees.


14.       Indemnification.

          A. Landlord shall not be liable for, and Tenant shall protect, defend, indemnify and hold Landlord harmless from and against, any liability or claim (including reasonable attorneys' fees) in connection with any injury or loss to any person or property arising within the Premises, unless and to the extent caused by the negligence or willful misconduct of Landlord, its employees or agents.

          B. Tenant shall not be liable for, and Landlord shall protect, defend, indemnify and hold Tenant harmless from and against, any liability or claim (including reasonable attorneys' fees) in connection with any injury or loss to any person or property arising within the Common Areas, unless and to the extent caused by the negligence or willful misconduct of Tenant, its employees or agents.


15.       Insurance.

          A. During the Term, Tenant shall carry public liability insurance with the broad form commercial general liability endorsement, including contractual liability insurance covering Tenant's indemnity obligations hereunder, in an amount not less than $1,000,000 combined single limit per occurrence, together with umbrella and excess liability coverage of $1,000,000. Upon Landlord's request, Tenant shall furnish to Landlord policies or certificates evidencing the foregoing insurance coverage from insurance company(s) licensed to do business within the State of Oklahoma. Tenant's policies shall state that such insurance coverage may not be reduced or canceled without at least thirty (30) days' prior written notice to Landlord.

          B. During the Term, Landlord shall maintain the following coverages in the following amounts:

               (1) Public liability insurance with the broad form commercial general liability endorsement, including contractual liability insurance covering Landlord's indemnity obligations hereunder, in an amount not less than $1,000,000 combined single limit per occurrence, together with umbrella and excess liability coverage of $1,000,000.

               (2) "All risk" physical damage insurance including fire, sprinkler leakage, boiler and machinery, vandalism and extended coverage for the full replacement cost of physical damage insurance on the Project, including all mechanical and electrical equipment therein, together with adequate boiler and machinery coverage.

               (3)  Rent interruption insurance.

Upon Tenant's request, Landlord shall furnish to Tenant policies or certificates evidencing the foregoing insurance coverage. Landlord's policies shall state that such insurance coverage may not be reduced or canceled without at least thirty (30) days' prior written notice to Tenant.

          C. All fire and extended coverage and material damage insurance which may be carried by either Landlord or Tenant shall be endorsed with a clause providing that any release from liability of, or waiver of claim for recovery from, the other party or any of the parties named as additional insureds entered into in writing by the insured thereunder prior to any loss or damage, shall not affect the validity of said policy or the right of the insured to recover thereunder. Furthermore, Landlord's and Tenant's policies shall provide that the insurer waives all rights of subrogation which such insurer might have against any of the named insureds. Landlord waives all claims for recovery from Tenant and its respective agents, partners, servants and employees, and Tenant waives all claims for recovery from Landlord and its respective agents, partners, servants and employees, for any loss or damage to any of Landlord's or Tenant's property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies.


16.       Casualty Loss.

          A. If the Premises, Building or Project is damaged or destroyed by fire or any other cause, Landlord shall, within thirty (30) days after the date of such damage or destruction, notify Tenant in writing as to when
Landlord will commence to repair the damage and the amount of time it will take Landlord to repair or replace the Premises, Building or Project ("Landlord's Notice") so that Tenant may continue in occupancy. Tenant shall notify Landlord within fifteen (15) days after receipt of Landlord's Notice as to whether Tenant elects to (i) remain as Tenant under the Lease; or (ii) terminate the Lease. If Tenant elects to remain as Tenant under the Lease and resume occupancy after the date specified in Landlord's Notice, and Landlord has not completed repairing the damage within the time period specified in Landlord's Notice, then Tenant may terminate this Lease upon notice to Landlord given at any time after the expiration of such specified
period  but  before  the  damage  has  been  repaired.   Notwithstanding  the
foregoing, Tenant shall not have the right to terminate this Lease if Landlord repairs the damages or rebuilds the Premises, Building or Project to its pre-casualty state such that Tenant can re-occupy the Premises and commence business in the same manner as prior to the casualty within sixty
(60) days after receipt of Landlord's Notice. In the event that the Premises and Building are substantially destroyed in the last Lease Year, Landlord shall not be obligated to reconstruct the Premises and Building unless Tenant exercises its Option to Renew, as provided below (if the casualty occurs prior to the date upon which Tenant is required to elect to renew, then the date of the election shall be changed to thirty (30) days after Tenant's receipt of a notice from Landlord that it intends not to reconstruct unless Tenant exercises its option to renew).

          B. If the Premises are not damaged, or the damage does not interfere with Tenant's use or occupancy of the Premises or Tenant conducting business in the Premises, there shall be no abatement of rent. If the damage interferes with Tenant's use or occupancy of the Premises or Tenant conducting business in the Premises, but Tenant is able to use the Premises, Base Rent and all additional rent shall be abated by the percentage that the unusable rentable area of the Premises bears to the total rentable area thereof, starting on the date of the casualty and ending fifteen (15) days after the date that Landlord's repairs to the Premises have been substantially completed. If the damage makes it impracticable for Tenant to carry on its business in the Premises, all rent shall be abated, starting on the date of the casualty and ending fifteen (15) days after the date that Landlord's repairs to the Premises have been substantially completed.


17.       Assignment and Subletting.

           A. Tenant shall have the right to sublease or assign all or any portion of the Premises subject to Landlord's consent. Notwithstanding the foregoing, without Landlord's consent, Tenant shall have the right to sublet or assign, or to allow to use and occupy under any other arrangement, all or any part of the Premises to any entity resulting from a merger or consolidation with the original Tenant, corporation or other entity succeeding to all the business and assets of the original Tenant hereunder, or any subsidiary or affiliate of Tenant. Landlord shall not share in any profits from any subleasing or assignment. In addition, Tenant may permit any subsidiary or affiliate of Tenant to occupy and use all or any part of the Premises without subletting or assigning the Premises to such subsidiary or affiliate. Tenant shall not sublease or assign all or any portion of the Premises to a law enforcement agency, trade school, or to any retail tenant whose occupancy violates an exclusive that Landlord has granted to other tenants in the Project. Tenant shall not be relieved of liability in the event Tenant assigns the Lease to an entity which is not able to meet the financial obligations under this Lease as of the date of the assignment.

           B. In the event Landlord transfers or assigns the ownership of the Project, then the existing Landlord shall have the right to assign this Lease without Tenant's consent to the new owner of the Project who shall become the Landlord under this Lease.


18.       Subordination; Attornment; Non-Disturbance.

          A. This Lease shall be subject and subordinate at all times to the lien of any mortgage, deed of trust, assignment of rents and leases, or similar instrument now or hereafter placed on or against the Project; provided, however, that such subordination shall be effective only if the holder of the interest to which this Lease is being subordinated enters into a non-disturbance agreement on a form substantially similar to that attached as Exhibit K, granting Tenant the right to continue in possession of the Premises pursuant to the terms of this Lease in the event of a foreclosure as long as Tenant is not in default under this Lease. Within ten (10) days from the date of execution of this Lease, Landlord shall deliver to Tenant an original, executed non-disturbance agreement, on a form reasonably acceptable to Tenant, from the current holder(s) of any mortgage or deed of trust on the Building, failing which all rent due hereunder shall abate until such non-disturbance agreement is obtained.

          B. Tenant hereby attorns, in accordance with the terms of this Lease, to any lender whose interest is secured by a deed of trust or mortgage affecting the Project (the "Lender"), such attornment to be effective upon Lender's acquisition of title to the Project and Tenant's receipt of an original, executed non-disturbance agreement that meets the requirements set forth in subsection A above, wherein the Lender agrees in writing with Tenant, at the time of Lender's acquisition of title, to recognize the validity of this Lease, notwithstanding any foreclosure or deed in lieu thereof, so long as Tenant is not in default. Tenant's attornment shall not be terminated by foreclosure of any such deed of trust or by deed in lieu thereof.


19.       Tenant's Defaults.

          A. Tenant shall be in default under this Lease if Tenant (a) fails to pay any installment of Base Rent or additional rent within ten (10) days after written notice to Tenant that said installment is past due; or (b) fails to comply with any term, provision or covenant of this Lease, and does not cure such failure within thirty (30) days after written notice thereof to Tenant. Notwithstanding anything to the contrary contained in the immediately preceding sentence, Tenant shall not be in default if the default thereunder is of such a nature that it cannot be cured within the thirty (30) day period provided for therein so long as Tenant shall commence to cure such default within such thirty (30) day period and shall thereafter diligently and continuously prosecute the curing of such default.

          B. Upon Tenant's default (after expiration of the applicable cure period), Landlord may either (a) cure the default on Tenant's behalf and charge the cost thereof to Tenant's rent; (b) terminate this Lease, enter the Premises and expel any person occupying the Premises; (c) relet the Premises and apply the Base Rent and additional rent from the new tenant toward all payments required under this Lease; or (d) elect to recover from Tenant the present discounted value [using a discount rate of eight percent (8%)] at the time of said election of the excess, if any, of all Base Rent and additional rent due under this Lease for the remainder of the Term (but for termination of this Lease by Landlord) over the then reasonable rental value of the Premises for that period. In no event shall Tenant be responsible for more than the balance that may be due, if any, if Landlord relets the Premises. If Tenant defaults under this Lease, Landlord shall use commercially reasonable efforts to mitigate its damages. Landlord's remedies in this subsection B shall be Landlord's sole remedies in the event of a default under this Lease by Tenant. In no event shall Tenant be liable to Landlord for lost profits or any consequential damages.


20.       Landlord's Defaults.

          A. Landlord shall be in default under this Lease if Landlord fails to perform or observe any covenants, obligations or other provisions of this Lease within thirty (30) days after notice of default from Tenant; provided, however, that Landlord shall not be in default if the default is of such a nature that it cannot be cured within such thirty (30) day period as long as Landlord shall commence to cure such default within such thirty (30) day period and shall thereafter diligently and continuously prosecute the curing of such default.

          B. Upon Landlord's default (after expiration of the applicable cure period), Tenant may (i) terminate this Lease and all obligations of Tenant thereunder shall immediately cease, or (ii) cure such default for the account of Landlord, and Landlord shall reimburse Tenant for all amounts paid by Tenant in curing the default, failing which Tenant may deduct the amounts against rent due hereunder, or (iii) in the event Landlord is liable to Tenant for any damages, whether arising from a default under this Lease or under any other basis of liability, and Landlord fails to satisfy such liability when due, then Tenant shall be entitled to set-off said amount against the rent due under this Lease until said liability has been satisfied. Pursuit of any of the foregoing remedies shall not preclude, but shall be in addition to, pursuit of any of the other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any monies due to Tenant or of any damages accruing to Tenant by reason of the violation of any of the terms, provisions and covenants herein
contained.   Forbearance by Tenant to enforce one or  more  of  the  remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of default. In no event shall Landlord be liable to Tenant for lost profits or any consequential damages.


21.       Condemnation.

          A. If during the Term all or any part of the Premises is taken or condemned by any competent authority, Tenant reserves the right to prosecute a claim, or to require Landlord to prosecute such a claim if Tenant is not permitted to do so as a matter of law, in all appropriate courts and agencies for an award or damages for such taking based upon its leasehold interest, Tenant's Communications Equipment, Trade Fixtures, all leasehold improvements paid for by Tenant, interruption of business, moving expenses and other damages available under applicable law, without impairing Landlord's rights for the taking of or injury to the reversion.

          B. If all or any part of the Premises, Building or Project shall be taken or condemned which, in Tenant's sole judgment, materially interferes with Tenant's business, then Tenant may terminate this Lease at any time prior to or within thirty (30) days after the date the condemning authority requires possession. If Tenant does not terminate this Lease, then this Lease shall continue in effect with respect to the remaining portion of the Premises; provided however, all payments required under this Lease  shall be reduced by a fraction, the numerator of which shall be the square footage of the Premises taken or condemned and the denominator of which shall be the square footage of the Premises prior to the taking or condemnation, until such time as Landlord has completely restored the Premises. If the Premises, Building or Project cannot be restored within sixty (60) days after the date of such taking or condemnation due to the inability of either party to obtain
materials   or   labor  needed,  strikes  or  acts  of  God  or  governmental restrictions that would prohibit, limit, or delay such restoration, then the time for completion of such repairs and replacements shall be extended accordingly; provided, however, that in any event, if the restoration of the Premises, Building or Project has not been completed within a period of one hundred-fifty (150) days from the date of taking or condemnation, Tenant may terminate this Lease.


22.       Recording.

           Upon request of either party, the parties shall execute a recordable memorandum of lease (such memorandum shall not include economic terms) and, upon the expiration or earlier termination of this Lease, a recordable termination agreement. The cost of all documentary stamps, transfer taxes and recording fees shall be paid by the party requesting the document to be recorded.


23.       Consent or Approval.

           Where Landlord's consent or approval is required, any consent or approval shall not be unreasonably withheld, conditioned or delayed and any demand for a modification of the terms of this Lease shall be deemed unreasonable. If Landlord fails to respond to a second request for consent or approval within thirty (30) days after written demand, such request shall be deemed granted.


24.       Holding Over.

           If Tenant lawfully remains in possession of the Premises after the expiration of the Term, Tenant shall be a tenant from month to month, upon all the terms hereof which are not inconsistent with such tenancy. Such tenancy may be terminated by Landlord or Tenant upon thirty (30) days notice.


25.       Surrender of Premises.

          Upon termination of the Term for any reason, Tenant shall surrender the Premises to Landlord in good condition, except for ordinary wear and tear, casualty damage and condemnation. Tenant may remove its Trade Fixtures at any time before or upon the end of the Term. Any Trade Fixtures not so removed by Tenant shall be deemed abandoned and may be stored, removed, or disposed of by Landlord at Landlord's discretion.

26.       Notices.

           All notices and other communications required or permitted under this Lease must be in writing and will be deemed to have been given (i) when sent by facsimile with delivery acknowledged by the sending machine, (ii) when received by hand delivery, (iii) one (1) day after being deposited with any nationally recognized overnight carrier that routinely issues receipts,
(iv) three (3) days after being deposited in any depository regularly maintained by the United States Postal Service, postage prepaid, certified mail, return receipt requested, or (v) when sent by electronic mail via America Online, Inc., with confirmation upon receipt, addressed to the party for whom it is intended at its address(es) set forth below. Either Landlord or Tenant may add additional addresses or change its address for purposes of receipt of any such communication by giving ten (10) days' prior written notice of such change to the other party in the manner prescribed in this Section.

          If to Landlord: Shepherd Mall Partners, L.L.C.
                          1000 Shepherd Mall
                          Oklahoma City, Oklahoma  73107
                          Attention: Edward H. Duclos,
                          General Manager

                         Electronic Mail Address:
                         EdDuclos

          If to Tenant:  America Online, Inc.
                         8619 Westwood Center Drive
                         Vienna, Virginia  22182
                         Attention: Ellen M. Kirsch,
                         General Counsel and Vice
                         President and Faith M. Denault,
                         Director of Facilities

                         Electronic Mail Address:
                         EKirsh, FDenault


27.       Estoppel Certificates.

          A. Within fifteen (15) business days after a request by Landlord, Tenant shall execute and deliver to Landlord, or to such person(s) as Landlord designates, an estoppel certificate in a form reasonably acceptable to Tenant. The estoppel certificate shall be limited to a statement regarding various facts pertaining to the status of this Lease, and shall not purport to amend this Lease.

          B. Within fifteen (15) business days after a request by Tenant, Landlord shall execute and deliver to Tenant, or to such person(s) as Tenant designates, an estoppel certificate in a form reasonably acceptable to
Tenant.   The estoppel certificate shall be limited to a statement  regarding various facts pertaining to the status of this Lease, and shall not purport to amend this Lease.

28.       Rules and Regulations.

           Tenant will comply with the rules and regulations set forth on Exhibit J. Tenant also will comply with all other reasonable rules and regulations adopted by Landlord for the Project provided (i) Landlord has notified Tenant of the additional rules and regulations, and (ii) the additional rules and regulations do not materially interfere with the conduct of Tenant's business. Landlord shall enforce all rules and regulations in a non-discriminatory manner.


29.       Intentionally deleted.




30.       Lender's Approval.

            This Lease is conditioned upon the approval of Landlord's lender(s), if any, on or before thirty (30) days from the date of this Lease. If this approval is not obtained within thirty (30) days from the date of this Lease, Landlord or Tenant may, upon notice to the other party, terminate this Lease, in which event any Base Rent and additional rent paid to Landlord by Tenant shall be returned to Tenant, and neither party shall have any further liability to the other under this Lease.


31.       Tenant's Right of First Refusal.

          If, at any time during the Term, Landlord receives an offer for the purchase of all or any portion of the Premises or Building, Landlord, before accepting the offer, shall send Tenant notice of the offer together with a copy of any executed documents pertaining thereto. Tenant is hereby granted thirty (30) days after receipt of such notice in which to enter into a contract with Landlord on the same terms and conditions as therein contained, with closing to take place on the later of thirty (30) days after the date set for closing in the offer to purchase or a date mutually convenient to Landlord and Tenant. In addition, if Landlord intends to market the Premises or Building Landlord shall give Tenant notice before beginning its marketing efforts and Tenant shall have the right within thirty (30) days after receipt of such notice to present an offer to Landlord to purchase all or any portion of the Premises or Building that Landlord intends to market. The rights described in this Section shall continue notwithstanding Tenant's failure to exercise any rights hereunder, and shall bind Landlord, its successors and assigns.


32.       Competitors.

           Throughout the Term, Landlord shall not (i) enter into any lease for space within the Project with any direct competitor of Tenant, or (ii) permit any sign or other advertising by a direct competitor of Tenant to be placed anywhere in the Project. In addition, if Landlord sells the Project or the Building to a direct competitor of Tenant at any time during the Term, Tenant may terminate this Lease upon notice to Landlord. For purposes of this Lease, a "direct competitor of Tenant" means any enterprise whose primary business is providing computerized on-line data and information services to subscribers.


33.       Waiver of Distraint.

          Landlord hereby waives any and all rights granted by any present or future laws creating a landlord's lien or other right to levy or distrain for rent upon any goods, merchandise, equipment, fixtures, furniture and personal property of Tenant located in the Project. Landlord will execute any documents reasonably required by Tenant to confirm this waiver.


34.       Quiet Enjoyment.

           Tenant may peaceably and quietly enjoy the Premises during the Term, subject to the terms, covenants and conditions of this Lease, without hindrance by Landlord or any person claiming through or under Landlord.


35.       Brokerage.

           Landlord and Tenant acknowledge that, in connection with this Lease, (i) the Landlord does not have a listing broker, and (ii) M. D.
Gyllenhaal, 4834 E. Water Street, Tucson, Arizona, represents the Tenant only. Landlord and Tenant represent and warrant that, except for the broker named in the preceding sentence, they have not consulted or negotiated with any broker, finder or agent with regard to the Premises. Landlord and Tenant agree to hold the other party harmless and indemnify the other party against all costs, expenses, attorneys' fees, or other liability for commissions or other compensation or charges claimed by any broker, finder or agent claiming the same by, through or under Landlord or Tenant, and such indemnity shall survive the expiration or earlier termination of this Lease. Landlord shall pay the commission(s) to Mr. Gyllenhaal pursuant to a separate agreement between Landlord and Mr. Gyllenhaal dated February 15, 1996.


36.       Environmental Requirements.

          A. Landlord warrants that Landlord has no knowledge of the existence of any "Hazardous Materials" (as defined below) on, in, under or about the Project. Neither Landlord nor its agents, employees or contractors shall cause or permit Hazardous Materials to be brought upon, kept or used in, on, or about the Premises. Landlord shall manage the Project in compliance with all "Environmental Requirements" (as defined below) and, at its cost, shall remediate immediately any Hazardous Materials released on or from the Project by Landlord, its agents, employees or contractors and repair, clean up and detoxify the Project as a result of the release of any such Hazardous
Materials.   The  term  "Environmental Requirements" means  all  present  and future statutes, regulations, ordinances, rules, codes, orders or other similar enactments of any governmental authority or agency regulating or relating to environmental conditions on, under, or about the Project,
including   the   following:   the  Comprehensive   Environmental   Response,
Compensation and Liability Act ("CERCLA"); the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any
regulations  or  policies  promulgated  or  issued  thereunder.    The   term
"Hazardous Materials" means and includes petroleum (as defined in CERCLA) and any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic under any Environmental Requirements.

          B. Except as otherwise provided in subsection D below, Landlord shall defend, indemnify and hold Tenant harmless from and against any and all
claims,   causes  of  action,  demands,  liabilities,  and  costs  (including reasonable  attorneys' fees) that Tenant may suffer or incur because  of  the existence or discovery of any Hazardous Materials on the Project, or the migration of any Hazardous Materials to other properties or released into the
environment.   If Landlord fails to indemnify Tenant against  such  costs  as described above, Tenant may set off the amount of such costs against any Base Rent or other charges otherwise payable by Tenant to Landlord under this
Lease.   In  addition, if the existence of Hazardous Materials is  discovered on, in, under or about the Project, and such existence of Hazardous Materials interferes with Tenant's use or occupancy of the Premises or Tenant conducting business in the Premises, Tenant shall have the right to terminate this Lease upon notice given to Landlord.

          C. Landlord shall notify Tenant immediately of (i) any and all enforcement, clean up, removal, investigation or other governmental or regulatory actions instituted or threatened against the Project with respect to any Environmental Requirements applicable to the Project, and (ii) any and all claims made or threatened by any third person against Landlord, Tenant,
or   any   other   tenant  in  the  Project  relating  to  any  Environmental
Requirements.

          D. Except for Hazardous Materials contained in products used by Tenant in reasonable quantities for ordinary cleaning and office purposes, Tenant shall not cause any Hazardous Materials to be used or stored upon the Premises without Landlord's prior written consent. Tenant shall operate its business in the Premises in compliance with all Environmental Requirements and shall immediately remediate any Hazardous Materials released on or from the Project or the Premises by Tenant, its agents, employees or contractors. Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, causes of action, demands, liabilities and costs (including reasonable attorneys' fees) that Landlord may suffer or incur as a result of a release of Hazardous Materials which Tenant is obligated to remediate as provided above.

           E. Landlord shall ensure that the air quality in the Premises shall comply with the Oklahoma Environmental Quality Act, 27A Okla.St.Ann.
Section 1-101 et seq., or other such law which applies to the Premises during the Term of the Lease. The Building shall be designated as a non-smoking area. Landlord shall provide a designated smoking area outside the west entrance doors which lead to the area of the Mall adjacent to the Building.


37.       ADA Requirements.

           Landlord shall be solely responsible for assuring that the Initial Tenant Improvements, the Common Areas and the front entrance to the Premises comply in all respects with the ADA. Landlord shall indemnify Tenant and hold Tenant harmless from and against any loss, cost or damage (including reasonable attorneys' fees) resulting from any claim, complaint, action, order, directive, decree or finding that the Initial Tenant Improvements, the Common Areas or the front entrance to the Premises do not comply with the ADA. Where alterations made by either Landlord or Tenant after the date of this Lease trigger "path of travel" requirements under the ADA, the party making such alterations shall be responsible for satisfying such requirements.

38.       Option to Expand and Option to Renew.

     (a)  Option to Expand:

          A. Tenant shall have the option to expand the Premises to include the adjacent space identified as "Expansion Space" on Exhibit A. Any such expansion of the Premises shall be upon the same terms, covenants and conditions as are set forth herein, except that the Base Rent shall coincide with the Base Rent (less the amount of the adjustment under Paragraph 1 B above) at the time of occupancy of the Expansion Space, calculated on a square foot basis. Tenant shall have the right to exercise this expansion option at any time prior to Landlord leasing said Expansion Space to another tenant or after the termination of any lease Landlord subsequently enters into for such space. Landlord shall not lease said expansion space for a period of ninety (90) days from the Rent Commencement Date under this Lease (the "initial option period"), and thereafter, Tenant shall have a right of first refusal to lease any or all of said Expansion Space. After the initial option period, Landlord shall give Tenant notice of its intent to lease any or all of said Expansion Space to another tenant and Tenant shall notify Landlord within five (5) business days of its receipt of said notice as to whether Tenant elects to lease said space. Tenant shall have the right at any time to exercise its option to lease the Expansion Space even though the Expansion Space is leased to another tenant, and Landlord agrees that it shall relocate said tenant, provided that Tenant shall pay for the reasonable cost of the relocation. Landlord shall include in any and all leases for the Expansion Space a provision that Landlord shall have the right to relocate said tenant to another space in the Project in the event that Tenant elects to exercise its option to expand during a period when the Expansion Space is leased to another tenant. In the event Tenant elects to lease said space, Landlord and Tenant shall enter into an amendment to this Lease to reflect the addition of the Expansion Space to the Premises.

           B. Should Tenant duly exercise its option or right of first refusal, the amount Landlord shall expend upon the Tenant Improvements for said space shall be the following:

           (i) Original amount of the Tenant Improvements stated in dollars per square foot shall be divided by the number of months of the basic Term of the Lease.

           (ii) The resulting quotient shall be multiplied by the number of months remaining in the basic Term of the Lease from the date of occupancy of the Expansion Space to the date on which the basic Term of the lease ends.

           (iii) The resulting product shall be multiplied by the number of square feet in the Expansion Space and shall be understood as being the total amount of Landlord-provided contribution to the Tenant Improvements.

           (iv) Should the resulting product be less than the amount Tenant needs to complete the Tenant Improvements in the Expansion Space, Tenant agrees to pay the difference between the amount to be paid by Landlord as defined above and the amount needed to complete the new Tenant Improvements for the Expansion Space.

     (b)  Option to Renew:

          A. Tenant shall have the option to extend the Term of this Lease from the date upon which it would otherwise expire for two (2) separate renewal periods of five (5) years each (each such period being hereinafter called a "Renewal Period") upon the same terms and conditions as are herein set forth, except that Base Rent shall be determined in accordance with subsections B and C below. If Tenant elects to exercise any one or more of said options to renew, it shall do so by giving notice of such election to Landlord at least nine (9) months before the beginning of the Renewal Period or Renewal Periods for which the Term is to be renewed by the exercise of such option or
options.   If  Tenant elects to exercise any one or more of  its  options  to renew, the Term of this Lease shall be automatically extended for the Renewal Period covered by the option or options so exercised without execution of an extension or renewal lease. If Tenant does not give notice of such election to Landlord within the time period provided above, Landlord shall give notice to Tenant that Tenant has failed to give notice of such election to Landlord (the "Option Notice"). Tenant's time to give notice of such election shall continue until sixty (60) days after receipt of the Option Notice.

          B. At the commencement of each Renewal Period, Base Rent (and the monthly installments thereof) shall be adjusted to equal ninety-five percent (95%) of the "Market Rent" for the Premises. The "Market Rent" shall mean the prevailing fair market rental rate being offered by landlords and agreed to by tenants as of the commencement of the applicable Renewal Period in leases for premises similar to the Premises (in size and quality) in buildings of similar age, quality and location as the Building, and with tenants of comparable financial strength, credit-worthiness and reputation as Tenant ("Comparable Leases"). The amount by which the Base Rent shall be escalated annually during the applicable Renewal Period (commencing with the second Lease Year) shall be adjusted to equal the "Market Rent Escalation" (as defined in the next sentence). The "Market Rent Escalation" shall mean the prevailing fair market annual rental escalation in Comparable Leases. Effective as of the commencement of the applicable Renewal Period, Tenant also shall be given the benefit of "Market Tenant Concessions" (as defined in the next sentence). Market Tenant Concessions shall mean all rent abatement, construction allowances and other tenant concessions being provided by landlords in Comparable Leases. Tenant may elect to receive the benefit of the Market Tenant Concessions in the form of a reduction in Base Rent. (The Market Rent, Market Rent Escalation and Market Tenant Concessions are referred to hereafter collectively as the "Renewal Economic Terms.")

          C. For a period of thirty (30) days after Tenant's exercise of its renewal option (the "Negotiating Period"), the parties shall attempt in good faith to agree upon the Renewal Economic Terms. If the parties are unable to agree upon the Renewal Economic Terms during the Negotiating Period, the Renewal Economic Terms shall be determined pursuant to the following
provisions.   Within ten (10) days after the Negotiating Period has  expired, each  party  will designate a licensed real estate broker with at least  five
(5)  years' experience in commercial office building leasing  (an "Appraiser"
or the "Appraisers"). The two Appraisers shall have fifteen (15) days to agree upon the Renewal Economic Terms. If they agree, the Renewal Economic Terms shall be as determined by the two Appraisers. If the Appraisers are unable to agree upon the Renewal Economic Terms within this 15-day period, the Appraisers shall together select a third Appraiser within five (5) days after the 15-day period has expired. Within fifteen (15) days after the third Appraiser has been chosen, he shall determine the Renewal Economic Terms and notify the parties. Subject to subsection D below, the third
Appraiser's determination of the Renewal Economic Terms shall be final.   All
of  the  Appraisers  shall  use the definitions and  criteria  set  forth  in
subsection  B  above in determining the Renewal Economic Terms.   Each  party
shall pay for the cost of its Appraiser and the parties shall share equally the cost of the third Appraiser.

          D. The Renewal Economic Terms determined pursuant to sub-sections B and C above shall be binding upon the parties.


39.       Miscellaneous.

          A. Entire Agreement; Joint and Several Liability; Successors and Assigns. This Lease constitutes the entire agreement between the parties concerning the matters set forth herein. If Landlord shall include more than one person, the obligations hereunder of all such persons shall be joint and
several.   This Lease shall be binding upon and inure to the benefit  of  the parties and their respective successors, permitted assigns, heirs and legal representatives.

          B.        Interpretation.  The named Exhibits are part of this Lease.
Section and subsection headings are for convenience only, and not for use  in
interpreting  this  Lease.   If a court finds any  provision  of  this  Lease
unenforceable, all other provisions remain enforceable.
          C. Construction. Both parties have had an opportunity to make comments and modifications to this Lease and review this Lease with their
legal  counsel.   As  a  result, this Lease shall not be  strictly  construed against either party.  Any reference to gender is used solely as a matter  of
convenience.   Use of the singular shall include the plural  and  the  plural shall include the singular.

          D. Costs; Include; Shall; May; Term. Except as expressly provided otherwise in this Lease, the party obligated or permitted to perform an obligation also is obligated, as between Landlord and Tenant, to pay the cost of performance. "Include," "includes," and "including" mean considered as part of a larger group, and not limited to the items recited. "Shall" means is obligated to. "May" means "is permitted to." References to "Term" shall be deemed to read "as extended" so as to include the Renewal Period(s) if Tenant exercises its renewal option(s).

          E. Waiver. No provision of this Lease is waived by Landlord or Tenant unless waived by them in writing. No waiver by Landlord or Tenant of any default is a waiver of any other default of the same or any other provision of this Lease.

          F. Rule Against Perpetuities. Notwithstanding any provision in this Lease to the contrary, if the Term has not commenced within three (3) years after the date of this Lease, this Lease shall automatically terminate on the third anniversary of the date hereof. The sole purpose of this provision is to avoid any possible interpretation that this Lease violates the Rule Against Perpetuities or other rule of law against restraints on alienation.

          G. Remedies. Except as otherwise provided in this Lease, the rights and remedies provided in this Lease are in addition to, and do not deprive a party of any other rights at law or in equity.

          H. Additional Rent. All sums owed by Tenant to Landlord in connection with this Lease which are not otherwise designated as rent shall be deemed to be additional rent.

          I. Legal Fees. If either party shall institute any action against the other relating to this Lease, the unsuccessful party in the action shall reimburse the successful party for the reasonable attorneys' fees and costs incurred by the successful party. In a case involving multiple claims and/or counterclaims, the parties agree that the court shall equitably award attorneys' fees to the extent one or each party prevails on its claims and/or defenses.

           J. Ownership of Leasehold Improvements. Immediately upon their completion, all leasehold improvements made to the Premises, whether made by Landlord or Tenant, shall become Landlord's property automatically. In no event shall any of the fixtures or equipment described in Section 13 be deemed leasehold improvements hereunder, including any Trade Fixtures, Communications Equipment, HVAC Equipment or the Generator.

           K. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Oklahoma.

            L.     Modifications  to  Lease.   No  alterations,  changes   or
modifications of this Lease shall be effective unless made in writing and executed by the party sought to be charged.

           M. Time is of the Essence. Time is of the essence with respect to the obligations to be performed hereunder.

          N. Authorization. Landlord warrants and represents that James E. Williams is authorized to sign this Lease on Landlord's behalf, and upon his execution thereof the Landlord shall be legally bound and obligated under this Lease.

           This Lease is signed under seal by the parties as of the Effective Date.

                                    LANDLORD:

WITNESS/ATTEST:                     Shepherd Mall Partners, L.L.C.



                                    By:/S/James E. Williams



[Corporate Seal, if applicable]

                                    TENANT:

ATTEST:                             AMERICA ONLINE, INC.,
                                    A Delaware Corporation




                                    By:/S/Mark Stavish


ATTEST:


/S/Ellen M. Kirsh, Secretary



[Corporate Seal]